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                                                                    EXHIBIT 10.4

                             CONSULTING AGREEMENT
                             --------------------

     This Agreement is entered into effective as of December 1, 1999, by and between DAVID C. WEAVIL ("Consultant") and UNILAB CORPORATION, a Delaware corporation ("Unilab") with reference to the following:

     A. Consultant has served as President, Chief Executive Officer and Chairman of the Board of Unilab since January 20, 1997.

     B. Consultant has been a leading executive in the clinical laboratory industry for more than a decade.

     C. On May 25, 1999, Unilab agreed to merge with UC Acquisition Sub, Inc., a Delaware corporation, in a leveraged recapitalization transaction (the "Recapitalization") in which Unilab survives and its business continues.

     D. Unilab desires to continue to have the benefit of Consultant's experience and knowledge of the clinical laboratory industry following the termination of Consultant's employment as President and Chief Executive Officer of Unilab, and Consultant desires to be retained by Unilab as a consultant.

     NOW THEREFORE, in consideration of the material covenants and agreements set forth herein, the parties hereto covenant and agree as follows:

     1.   Engagement of Consultant.  Unilab hereby engages Consultant to advise
          ------------------------
and consult with Unilab's senior management and, if and when requested by Unilab's Board of Directors, its Board of Directors with respect to laboratory industry developments, investment opportunities, financing possibilities, client development, and laboratory operations (collectively, the "Consulting Services"). Consultant represents and warrants to Unilab that he has no commitments, arrangements, or other agreements with any other clinical laboratory companies and that there are no restrictions under applicable law or licensing regulations which might preclude the carrying out of his obligations under this Agreement.

     2.   Term.  The term of this Agreement shall be for a sixty (60)
          ----
consecutive month period commencing upon the Closing of the Recapitalization, unless sooner terminated as provided herein.

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     3.   Compensation.
          ------------

          (a) Unilab shall pay Consultant One Million One Hundred Thousand Dollars ($1,100,000) for the Consulting Services, payable in sixty (60) equal monthly installments of Eighteen Thousand Three Hundred Thirty-Three Dollars and Thirty-Three Cents ($18,333.33) on the last day of each calendar month during the Term. Consultant shall make himself available to provide up to twenty-five (25) hours per month of Consulting Services during normal business hours, at Unilab's request.

          (b) During the Term, Consultant shall be entitled to (i) office space and secretarial and administrative support services, (ii) continued car allowance on terms equivalent to Consultant's current allowance, and (iii) reimbursement for out-of-pocket expenses related to the Consulting Services rendered.

     4.   Equity Participation in Unilab.  Consultant shall be entitled to
          ------------------------------
receive options to acquire in the aggregate Two Hundred Fifty Six Thousand Four Hundred Ten (256,410) shares of stock of the surviving corporation in the Recapitalization. Such options shall be granted to Consultant on substantially the same terms as options granted to management of the surviving corporation at such time, including exercise price, vesting provisions, and performance criteria, including continued employment criteria applicable to the options granted to management of the surviving corporation; provided, however, that such
                                                    --------  -------
continued employment criteria shall be deemed satisfied so long as this Agreement is not terminated by reason of a Default by Consultant hereunder.

     5.   Indemnification.
          ---------------

          (a) Consultant agrees to defend, indemnify, and hold Unilab, its subsidiaries, directors, officers, employees, and agents, wholly harmless from and against any and all costs (including reasonable attorney's fees, including advancement of fees) liabilities, claims, losses, lawsuits, settlements, demands, causes, judgements, and expenses arising from the performance of this Agreement to the extent that such costs and liabilities result from the fraudulent misconduct of Consultant as determined by a court of competent jurisdiction.

          (b) Unilab agrees to defend, indemnify, and hold Consultant, his employees, and agents, wholly harmless, to the fullest extent permitted by law (and as if Consultant were still an officer of Unilab) from and against any and all costs (including reasonable attorney's fees, including advancement of fees) liabilities, claims, losses, lawsuits, settlements, demands, causes, judgements, and expenses arising from the performance of this Agreement, except to the extent that such costs and liabilities result from the fraudulent misconduct of Consultant as determined by a court of competent jurisdiction.

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     6.   Termination. This Agreement shall terminate on the occurrence of any
          -----------
of the following conditions:

          (a) Five (5) years from the date Consultant's employment as President and Chief Executive Officer of Unilab is terminated.

          (b) In the event of a Default (as defined below) of this Agreement by either party hereto, the other party shall have the right immediately to begin cancellation proceedings of this Agreement by giving written notice of cancellation to the defaulting party (the "Default Notice"). The non-defaulting party shall give a thirty (30) day cure period during which the defaulting party may have the opportunity to cure the breach to the satisfaction of the non-defaulting party. Nothing herein shall eliminate the non-defaulting party's right to damages for the Default, in addition to the remedies described herein.

          (c) For purposes of this Agreement, Consultant shall be deemed to be in Default hereunder upon (i) Consultant having been convicted by a court of competent jurisdiction of any felony involving moral turpitude, (ii) the material violation by Consultant of any material provision of this Agreement, or (iii) Consultant having been found by a court of competent jurisdiction to have engaged in conduct constituting fraud against Unilab. In the event of a termination of this Agreement by Unilab under this Paragraph 5(c), Consultant shall be entitled only to payment of compensation accrued and earned hereunder through the date of such termination.

          (d) For purposes of this Agreement, Unilab shall be deemed to be in Default hereunder upon (i) the willful malfeasance or gross negligence by Unilab in the performance of its duties hereunder, (ii) material violation by Unilab of any material provision of this Agreement, or (iii) Unilab or any of its officers or directors having been found by a court of competent jurisdiction to have engaged in conduct constituting fraud against Consultant. In the event of a termination of this Agreement by Consultant under this Paragraph 6(d), Consultant shall still be entitled to payment of all compensation that otherwise would have been payable to Consultant during the remainder of the Term at the times and the installments provided for herein.

     7.   Confidential Information.
          ------------------------

          (a) Consultant shall not directly or indirectly disclose to anyone who is not authorized by Unilab to receive such information, or use or appropriate for his own benefit or the benefit of anyone other than Unilab, any documents, materials, or information relating to Unilab's clinical laboratory business (the "Business") or its customers which Consultant obtained during his employment or which Consultant obtain during the Term of this Agreement, including files, Business descriptions, Business relationships and accounts, pricing policies, customer lists, computer software and hardware, or any other materials relating to the Business or its customers or any trade secrets or confidential information including, without limitation, any Business methods, know-how, processes, financial or other performance data, plans, policies and/or personnel of Unilab, whether generated by Consultant or any employee of Unilab; provided, however, that confidential information shall not include any information generally known to the public (other than as a direct or indirect result of unauthorized disclosure by Consultant).

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          (b)  At no time during or after the Term of this Agreement shall
     Consultant remove or cause to be removed from the premises of Unilab any record, file, memorandum, document, equipment, or any like item relating to the Business of Unilab, except in furtherance of his duties hereunder or with the permission of Unilab. In the event that any such items are removed or caused to be removed by Consultant, such items shall be returned promptly and in no event later than the expiration of this Agreement.

     8.   Independent Contractor. It is understood that Consultant's services
          ----------------------
hereunder are to be rendered in the capacity of an independent contractor and that Consultant is not in any respect or under any circumstances an employee of Unilab. Neither party has authority to enter into contracts or assume any obligations for or on behalf of the other party or to make any warranties or representations for or on behalf of the other party. Consultant shall be solely responsible for any taxes imposed on the performance of services or the payment for such services, including withholding of state and federal income, sales or ad valorem, unemployment compensation, worker's compensation, Federal Insurance Contributions Act, Federal Unemployment Tax Act, or other, taxes, costs, or expenses incurred in the performance of any engagement hereunder. Consultant expressly indemnifies and holds Unilab harmless from any such liabilities.

     9.   Miscellaneous.
          -------------

          (a)  Severability. Each provision of this Agreement shall be treated
               ------------
     as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. If one or more of the provisions contained in this Agreement shall, for any reason, be held to be unenforceable, such provision shall be construed by an appropriate judicial body by limiting and reducing it, so that this Agreement shall be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

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     (b) No Waiver. No waiver of any Breach of failure by any party to enforce
         ---------
any of the terms or conditions of this Agreement at any time shall, in any manner, limit or waive such party's right thereafter to enforce and to compel strict compliance with every term and condition hereof.

     (c) Assignment. This Agreement is not assignable in whole or in part by
         ----------
either party without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of any successors or assigns of Unilab, whether by merger, consolidation, sale of all or substantially all of its assets, or otherwise.

     (d) Applicable Law. This Agreement is to be governed by and construed under
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the laws of the State of Delaware.

     (e) Captions and Paragraph Headings. Captions and paragraph headings used
         -------------------------------
herein are for convenience only and are not a part of this Agreement and will not be used in construing it.

     (f) Entire Agreement. This Agreement contains the entire agreement of the
         ----------------
parties with respect to the subject matter contained herein and supersedes any and all other agreements, either oral or in writing, between the parties hereto. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement will be valid or binding.

     (g) Modification. This Agreement may not be modified or amended by oral
         ------------
agreement, but only by an agreement in writing signed by Consultant and Unilab.

     (h) Notices. All notices, requests, demands, and other communications
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hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by nationally recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, addressed as follows:

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          If to Consultant:        David C. Weavil
                                   16868 Calle Sarah
                                   Pacific Palisades, CA 90272

               With a copy to:     Steven L. Guise, Esq.
                                   Munger, Tolles & Olson LLP
                                   355 S. Grand Avenue, 35th Floor
                                   Los Angeles, CA 90071

          If to Unilab:            Unilab Corporation
                                   18448 Oxnard Street
                                   Tarzana, CA 91356
                                   Attn: Corporate Secretary

               With a copy to:     Unilab Corporation
                                   401 Hackensack Avenue
                                   Hackensack, NJ 07601
                                   Attn: Legal Department

     The above addresses for the purpose of receiving notices hereunder may be changed by giving written notice of such change in the manner provided herein for giving notices.

          IN WITNESS WHEREOF, this Agreement has been executed at Tarzana, California on December 1, 1999.


                                      /s/ David C. Weavil
                                   --------------------------------------------
                                      DAVID C. WEAVIL


                                   UNILAB CORPORATION, a Delaware corporation


                                   By:   /s/ Mark L. Bibi
                                      -----------------------------------------
                                      Mark L. Bibi, Executive Vice President,
                                      Secretary, and General Counsel

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